SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                      FORM 8-K/A


                               Current Report Pursuant
                            to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



                    Date of Earliest Event Reported:  May 18, 1995


                                    BRUNO'S, INC.
                (Exact Name of Registrant as Specified in its Charter)


                                       Alabama
                    (State or Other Jurisdiction of Incorporation)


                         0-6544                       63-0411801
           (Commission File Number)    (I.R.S. Employer Identification No.)


                                800 Lakeshore Parkway
                              Birmingham, Alabama 35211
                  (Address of Principal Executive Offices/Zip Code)

                                    (205) 940-9400
                           (Registrant's Telephone Number)

























     Item 2.  Acquisition of Assets.

          On April 20, 1995, Bruno's, Inc. ("Bruno's") entered into an Agreement and Plan of Merger with Crimson Acquisition Corp. ("Crimson"), providing for the merger of Bruno's and Crimson. This Merger was amended by a First Amendment dated May 18, 1995 (the "Agreement"), which provided that the Cash Election Price referred to in the Agreement be changed from $12.50 to $12.00, and also provided that, upon completion of the Merger, Crimson Acquisition Corp. will be granted warrants to purchase from Bruno's during a ten-year period an additional 10,000,000 shares of Bruno's stock at $12.00 per share.

          On April 20, 1995, Bruno's, Inc. ("Bruno's") entered into a Stock Option Agreement with Crimson Acquisition Corp. ("Crimson"), granting to Newco an option to purchase 19.9% of the outstanding Common Stock of Bruno's, Inc. at $12.50 per share. This Agreement was also amended by a First Amendment dated May 18, 1995, which provided that the Option Price referred to in the Stock Option Agreement be changed from $12.50 to $12.00



     Item 7.  Financial Statements and Exhibits.

          Exhibits.

               10.1 First Amendment to Agreement and Plan of Merger dated May 18, 1995.

               10.2 First  Amendment to  Stock Option  Agreement  dated May  18,
          1995.

               10.3 Press Release dated May 18, 1995.



































                                      Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          Date: May 30, 1995

                                   BRUNO'S, INC.


                                   By: /s/ Ronald G. Bruno
                                       Ronald G. Bruno, Chief
                                       Executive Officer and
                                       Chairman of the Board











































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